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                                                                    EXHIBIT 23-1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-02105 and 333-02107 on Form S-8; 333-47137, 333-47139, and 333-45281 on
Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 on MCN Energy Group Inc., of our reports dated February 25, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of MCN Energy Group Inc for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
-------------------------
Detroit, Michigan
March 11, 1999